As filed with the Securities and Exchange Commission on August 2, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CSS INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-1920657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1845 Walnut Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

CSS Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors

CSS Industries, Inc. 2006 Stock Option Plan for Non-Employee Directors

CSS Industries, Inc. 2011 Stock Option Plan for Non-Employee Directors

(Full title of the plans)

William G. Kiesling, Esq.

Vice President – Legal and Human Resources

CSS Industries, Inc.

1845 Walnut Street, Suite 800

Philadelphia, PA 19103

(215) 569-9900

(Name, address and telephone number, including area code, of agent for service)

with a copy to:

Justin W. Chairman, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Common Stock, $0.10 par value	235,500 shares(1)	$27.54(2)	$3,332,340.00(2)	$835.86
		$31.91(3)	$1,292,355.00(3)
		$19.97(4)	$898,650.00(4)
		$20.85(5)	$604,650.00(5)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Calculated pursuant to Rule 457(h) and (c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Common Stock of the Registrant reported on The New York Stock Exchange on July 29, 2013, solely for the purpose of determining the registration fee payable with respect to 121,000 shares issuable pursuant to the Registrant’s 2011 Stock Option Plan for Non-Employee Directors (the “2011 Plan”).
(3)	Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee, based upon 40,500 shares subject to outstanding options granted under the Registrant’s 2000 Stock Option Plan for Non-Employee Directors and using the weighted average price at which such outstanding options under such plan may be exercised.
(4)	Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee, based upon 45,000 shares subject to outstanding options granted under the Registrant’s 2006 Stock Option Plan for Non-Employee Directors and using the weighted average price at which such outstanding options under such plan may be exercised.
(5)	Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee, based upon 29,000 shares subject to outstanding options granted under the 2011 Plan and using the weighted average price at which such outstanding options under the 2011 Plan may be exercised.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, filed by CSS Industries, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2013;

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013;

(c)	Current Reports on Form 8-K filed with the Commission on May 24, 2013, May 31, 2013 and June 25, 2013;

(d)	Definitive Proxy Statement for the Registrant’s 2013 Annual Meeting of Stockholders, filed with the Commission on June 20, 2013 and supplemented on June 25, 2013; and

(e)	The description of the Registrant’s common stock set forth in its Registration Statement on Form 8-A filed with the Commission on June 7, 1993 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to the registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of this registration statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this registration statement after the most recent effective date may modify or replace existing statements contained in this registration statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this registration statement.

Experts

The consolidated financial statements and schedule of CSS Industries, Inc. and subsidiaries as of March 31, 2013 and 2012, and for each of the years in the three-year period ended March 31, 2013, and management’s assessment of the effectiveness of internal controls over financial reporting as of March 31, 2013 have been incorporated by reference herein in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. To the extent that KPMG LLP audits and reports on financial statements of CSS Industries, Inc. and subsidiaries issued at future dates, and consents to the use of its reports thereon, such financial statements also will incorporate by reference in the registration statement in reliance upon its reports and said authority.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is organized under the laws of the State of Delaware. The General Corporation Law of the State of Delaware, as amended (the “GCL”), provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee and other agent against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Article VII of the Registrant’s Bylaws provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the GCL.

Article VII of the Registrant’s Bylaws further provides each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the GCL. The right to indemnification conferred in such Article VII shall also include the right to be paid by the Registrant the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the GCL. The right to indemnification conferred in such Article VII shall be a contract right.

Under the GCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the registrant or, if serving in such capacity at the request of the registrant, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the GCL. The registrant has purchased directors and officers liability insurance.

A Delaware corporation also may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (3) under Section 174 of the GCL (relating to unlawful payments of dividends or stock repurchases), or (4) for any transaction from which the director derived an improper personal benefit. Article VII of the Registrant’s Bylaws provides that a director will not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation from liability is not permitted under the GCL.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The file number for each of the Registrant’s filings with the Commission referenced below is 1-2661.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, as amended to date (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

4.2	Bylaws, as amended to date (incorporated by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	CSS Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended March 31, 2002).

99.2	CSS Industries, Inc. 2006 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007).

99.3	CSS Industries, Inc. 2011 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 5, 2011).

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 30th day of July, 2013.

CSS INDUSTRIES, INC.

By:	/s/ Christopher J. Munyan
Christopher J. Munyan
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Christopher J. Munyan, Vincent A. Paccapaniccia and William G. Kiesling, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jack Farber	Chairman of the Board	July 30, 2013
Jack Farber

/s/ Christopher J. Munyan	President, Chief Executive Officer and Director (principal executive officer)	July 30, 2013
Christopher J. Munyan

(Signatures continued on next page)

(Signatures continued from previous page)

/s/ Vincent A. Paccapaniccia	Vice President—Finance and Chief Financial Officer (principal financial and accounting officer)	July 30, 2013
Vincent A. Paccapaniccia

/s/ Scott A. Beaumont	Director	July 30, 2013
Scott A. Beaumont

/s/ James H. Bromley	Director	July 30, 2013
James H. Bromley

/s/ Robert Chappell	Director	July 30, 2013
Robert Chappell

/s/ Elam M. Hitchner, III	Director	July 30, 2013
Elam M. Hitchner, III

/s/ Rebecca C. Matthias	Director	July 30, 2013
Rebecca C. Matthias

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, as amended to date (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

4.2	Bylaws, as amended to date (incorporated by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	CSS Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended March 31, 2002).

99.2	CSS Industries, Inc. 2006 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007).

99.3	CSS Industries, Inc. 2011 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 5, 2011).

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